Exhibit 99.1

IMMEDIATE RELEASE	July 27, 2011

NEOPROBE ANNOUNCES SECOND QUARTER 2011 RESULTS

-- Revenues up 26% on a Quarterly Basis and 16% Year-to-Date --

-- Lymphoseek NDA Submission on Track for Q3 --

-- Business Update Provided and Conference Call Scheduled for July 28 at 8:30 am ET --

DUBLIN, OHIO – July 27, 2011 -- Neoprobe Corporation (NYSE Amex: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, today announced consolidated results for the second quarter of 2011 and for the six-month period ended June 30, 2011.  Neoprobe revenues for the second quarter of 2011 were $3.2 million compared to $2.5 million for the second quarter of 2010.  Year-to-date revenues for the six-month period ended June 30, 2011 were $6.0 million compared to $5.2 million for the same period of 2010.  Neoprobe second quarter 2011 operating expenses were $4.4 million compared to $2.7 million for the second quarter of 2010.  Operating expenses for the six-month period ended June 30, 2011 were $9.9 million compared to $6.2 million for the same period of 2010. Neoprobe loss from operations for the second quarter of 2011 was $2.2 million compared to $929,000 for the second quarter of 2010. Neoprobe loss from operations for the six-month period ended June 30, 2011 was $5.7 million, compared to $2.7 million for the same period of 2010.

For the second quarter of 2011, Neoprobe reported a net loss attributable to common stockholders of $2.2 million, or $0.02 per share, compared to a net loss attributable to common stockholders of $51.2 million, or $0.64 per share, for the second quarter of 2010.  For the six months ended June 30, 2011, Neoprobe reported a net loss attributable to common stockholders of $6.7 million, or $0.08 per share, compared to a net loss attributable to common stockholders of $53.7 million, or $0.67 per share, for the same period in 2010. As discussed more fully below, the second quarter and year-to-date 2010 net losses attributable to common stockholders included significant non-cash losses which were primarily due to the accounting treatment for the June 2010 exchange of the Company’s convertible debt and preferred stock for a new series of preferred stock.

Brent Larson, Neoprobe Senior Vice President and CFO, said,  “Gamma detection device revenue increased 9% on a year-to-date basis to $5.7 million for the six-month period ended June 30, 2011, compared to $5.2 million for the comparable prior year period.  The increases were due to increased sales volumes offset by slightly lower prices.  Gross margins from our device sales were 69% for the first half of 2011 compared to 67% for the same period in 2010.  Our operating expenses during the first six months of 2011 increased $3.7 million over the first half of 2010.  The most significant components of this increase in operating expenses included one-time costs related to the separation of our former President and CEO ($1.6 million), investment banking and professional services costs related to the planned divestiture of our gamma detection device business ($669,000) and personnel-related costs in support of our ongoing development activities and anticipated future growth ($698,000).”

“Beyond strong financial performance for the second quarter, we continue to press forward with the planned sale of our device business to Devicor Medical Products and with the filing of the new drug application (NDA) for our lead radiopharmaceutical product, Lymphoseek(R),” said Dr. Mark Pykett, Neoprobe President and CEO.  “We are finalizing the integrated NDA document and completing the final quality checks of our electronic submission and look forward to announcing the submission within the next month. We have great confidence in the superiority of Lymphoseek and its commercial potential, and anticipate a favorable FDA review of our application.”

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Milestones achieved by Neoprobe in 2011 include:

•	Gained listing of our common stock on the NYSE: Amex Stock Exchange
•	Improved investor awareness through presentation at several prominent investor conferences
•	Secured analyst coverage from several major Wall Street firms
•	Announced that our second clinical study of Lymphoseek in subjects with breast cancer or melanoma (NEO3-09) reached its accrual goal
•	Completed a successful pre-investigational new drug meeting for RIGScanTM with the FDA
•	Reached agreement with our major investor regarding a potential proxy contest
•	Appointed Drs. Peter Drake and Jess Jones to the Neoprobe Board of Directors
•	Appointed Dr. Mark Pykett as President and CEO
•	Filed a shelf registration on Form S-3 to allow the Company to raise capital as necessary through the sale of up to $100 million in a primary offering of securities
•	Announced Lymphoseek met all primary and secondary endpoints in the NEO3-09 clinical study
•	Announced top-line data from NEO3-09 with all primary endpoints achieved
•	Announced the sale of our gamma detection device business to Devicor Medical Products, Inc., subject to shareholder approval, for up to $50 million in total consideration
•	Appointed Thomas Tulip as Executive Vice President and Chief Business Officer
•	Presented full data from NEO3-09 at the American Society of Clinical Oncology and Society of Nuclear Medicine Meetings
•	Established a European business unit to support regulatory, development and commercial activities in the European Union

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During June 2010, our primary investor, Platinum-Montaur Life Sciences, LLC (Montaur) agreed to exchange all $10 million of its outstanding 10% senior secured convertible notes and all $3 million of its perpetual convertible preferred stock for a single new series of preferred stock convertible into common shares.  Under the terms of the transaction, Montaur’s $7 million Series A Convertible Secured Note (originally convertible into 17.1 million common shares), $3 million Series B Convertible Note (originally convertible into 8.3 million shares) and Series A Convertible Preferred Stock (originally convertible into 6 million shares) were exchanged for Series B Convertible Preferred Stock (the Series B Preferred).  As part of the consideration for the exchange, Neoprobe issued preferred shares equivalent to 1.3 million shares of common stock in lieu of interest and dividends that would have been due through the original note maturity date of December 2011.  In connection with the exchange, Montaur received Series B Preferred shares convertible into a total of 32.7 million common shares.  The Series B Preferred is convertible at the option of Montaur but carries no dividend and has no liquidation preference over the common stock.  Under the applicable accounting rules for financial instruments, the exchange transactions were accounted for as extinguishments of the old instruments which resulted in the Company recording non-cash losses on extinguishment of the debt of $41.7 million related to debt instruments and a deemed dividend of $8.0 million related to the retirement of the Series A preferred stock.  These charges accounted for the vast majority of the losses attributable to common stockholders for the second quarter of 2010 and for the six-month period ended June 30, 2010, respectively.  Excluding these non-cash losses, we would have reported losses attributable to common stockholders of $0.02 and $0.05 per share for the three-month and six-month periods ended June 30, 2010, respectively.  Neoprobe’s management believes that the inclusion of such non-cash losses in the Company’s financial results does not appropriately communicate the results of the Company’s operating performance and development activities to our investors.  As a result, Neoprobe’s management believes the ability of investors to analyze Neoprobe’s business trends and to understand Neoprobe’s performance may be better served from reviewing certain operational measures such as revenues, development expenses and income (loss) from operations.

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Neoprobe President and CEO, Dr. Mark Pykett, and Senior Vice President and CFO, Brent Larson, will provide a business update and discuss the Company’s results for the second quarter of 2011 during a conference call scheduled for 8:30 AM ET, Thursday, July 28, 2011.  The conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	July 28, 2011 8:30 AM ET (877) 407-8031 (201) 689-8031	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay passcode: Account #: Conference ID #:	Aug 11, 2011 (877) 660-6853 (201) 612-7415 286 376433

Contacts:

Neoprobe Corporation -- Brent Larson, Sr. VP & CFO – (614) 822-2330

Investor Relations – Michael Rice, LifeSci Advisors -- (201) 408-4923

Public Relations/Media Relations – Mark Marmur, Makovsky & Co. -- (609) 354-8135

About Lymphoseek
Lymphoseek is a proprietary radioactive diagnostic tracing agent being developed for use in connection with gamma detection devices in a surgical procedure known as Intraoperative Lymphatic Mapping.  Two Phase 3 multi-center clinical trials (www.clinicaltrials.gov, trial registration numbers NCT00671918 and NCT01106040) for Lymphoseek in patients with breast cancer or melanoma have concluded. A third Phase 3 clinical study to evaluate the efficacy of Lymphoseek as a sentinel lymph node tracing agent in patients with head and neck squamous cell carcinoma is currently ongoing (www.clinicaltrials.gov, trial registration number NCT00911326).

About Neoprobe
Neoprobe is a biomedical company focused on enhancing oncology patient care and improving patient benefit through radiopharmaceutical product development. Neoprobe is actively developing two radiopharmaceutical agent platforms – Lymphoseek(R) and RIGScanTM – to help surgeons better identify and treat certain types of cancer. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline program through continued investment and selective acquisitions. For more information, please visit www.neoprobe.com.

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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NEOPROBE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets:

Cash	$7,544,395	$6,420,506
Other current assets	3,835,280	3,812,497
Non-current assets	607,637	629,735

Total assets	$11,987,312	$10,862,738

Liabilities and stockholders' equity:

Current liabilities, including current portion of notes payable and derivative liabilities	$4,986,780	$3,944,439
Derivative liabilities, long-term	60,218	2,077,799
Other liabilities	862,917	708,755
Stockholders' equity	6,077,397	4,131,745

Total liabilities and stockholders' equity	$11,987,312	$10,862,738

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total revenues	$3,195,835	$2,538,876	$6,035,071	$5,221,748
Cost of goods sold	1,002,976	811,754	1,758,963	1,700,621
Gross profit	2,192,859	1,727,122	4,276,108	3,521,127

Operating expenses:
Research and development	1,963,876	1,737,501	4,553,428	4,139,173
Selling, general and administrative	2,408,943	918,342	5,379,205	2,046,544
Total operating expenses	4,372,819	2,655,843	9,932,633	6,185,717

Loss from operations	(2,179,960)	(928,721)	(5,656,525)	(2,664,590)

Interest expense	(1,058)	(268,551)	(2,665)	(552,989)
Change in derivative liabilities	(10,352)	(154,315)	(964,141)	(583,607)
Loss on extinguishment of debt	-	(41,717,380)	-	(41,717,380)
Other income (expense), net	2,600	(175)	5,406	1,183

Loss from continuing operations	(2,188,770)	(43,069,142)	(6,617,925)	(45,517,383)

Discontinued operations	(120)	(717)	6,906	(12,590)

Net loss	(2,188,890)	(43,069,859)	(6,611,019)	(45,529,973)

Preferred stock dividends	(25,000)	(8,096,745)	(50,000)	(8,156,745)

Loss attributable to common stockholders	$(2,213,890)	$(51,166,604)	$(6,661,019)	$(53,686,718)

Loss per common share (basic and diluted):
Continuing operations	$(0.02)	$(0.64)	$(0.08)	$(0.67)
Discontinued operations	$(0.00)	$-	$0.00	$-
Attributable to common stockholders	$(0.02)	$(0.64)	$(0.08)	$(0.67)

Weighted average shares outstanding:
Basic and diluted	89,660,089	80,260,077	87,549,776	79,917,641